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                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
U.S. Foodservice:

We consent to incorporation by reference in registration statement on Form S-8 of U.S. Foodservice of our report dated August 14, 1998, relating to the consolidated balance sheets of U.S. Foodservice and Subsidiaries as of June 28, 1997 and June 27, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report appears in the Form 10-K/A-2 of U.S. Foodservice for the year ended June 27, 1998.

/s/ KPMG LLP

Baltimore, Maryland
May 5, 1999

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                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Valley Industries, Inc. and
Z Leasing Company:

We consent to incorporation by reference in registration statement of U.S. Foodservice on Form S-8 of our report dated June 17, 1996, with respect to the combined statements of earnings, stockholders' and partners' equity, and cash flows of Valley Industries, Inc. and Subsidiaries and Z Leasing Company (A General Partnership) for the year ended Janaury 31, 1996, which report appears in the Form 10-K/A-2 of U.S. Foodservice for the year ended June 27, 1998.

/s/ KPMG LLP

Baltimore, Maryland
May 5, 1999